As filed with the Securities and Exchange Commission on August 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Psyence Biomedical Ltd.

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

121 Richmond Street West Penthouse Suite 1300 Toronto, Ontario	M5H2Kl
(Address of Principal Executive Offices)	(Zip Code)

Psyence Biomedical Ltd. 2023 First Amended and Restated Equity Incentive Plan
(Full Title of the Plan)

Puglisi & Associates
850 Library Ave., Suite 204
Newark, Delaware 19711

(Name and address of agent for service)

(302) 738-6680

(Telephone number, including area code, of agent for service)

With copies to:

Era Anagnosti

Michael Patrone

DLA Piper LLP (US)

500 Eighth Street, NW

Washington, D.C. 20004

(202) 799-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Psyence Biomedical Ltd. (the “Registrant” or the “Company”) is filing this Registration Statement to register an additional 141,552 common shares (the “Common Shares”), without par value, of the Registrant issuable under the Psyence Biomedical Ltd. 2023 First Amended and Restated Equity Incentive Plan (the “Incentive Plan”). The number of shares reserved under the Incentive Plan is subject to an automatic increase (the “Evergreen Provision”) on the first day of each calendar year during the term of the Incentive Plan, commencing on January 1, 2025 and continuing until (and including) January 1, 2034, such that the aggregate number of Common Shares available under the Incentive Plan is equal to the lesser of (i) fifteen percent (15%) of the total number of Common Shares issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (ii) such other number of Common Shares determined by the board of directors of the Registrant (the “Board”). Pursuant to the Evergreen Provision and Board action, the number of Common Shares available for issuance under the Incentive Plan increased by 141,552 Common Shares effective January 1, 2026.

The shares being registered pursuant to this Registration Statement are the same class as other securities for which registration statements on Form S-8 were filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2024 (Registration No. 333-281112) and July 23, 2025 (Registration No. 333-288905) (the “Prior Registration Statements”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached hereto.

PART I

INFORMATION REQUIRED IN THE SECTION l0(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Incentive Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	the Annual Report on Form 20-F for the year ended March 31, 2026, filed with the Commission on June 22, 2026 (the “Annual Report”); and

(b)	the description of Common Shares contained in the Registration Statement on Form 8-A12B, filed with the Commission on January 25, 2024, including all amendments and reports filed for the purpose of updating such description (including Exhibit 2.1 to the Annual Report).

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, reports on Form 6-K furnished by the Registrant to the Commission (except for any information deemed furnished to, rather than filed with, the Commission), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
4.1	Certificate of Incorporation of Psyence Biomedical Ltd. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
4.2	Amended and Restated Bylaws of Psyence Biomedical Ltd. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-4 (File No. 333-273553) filed with the SEC on November 13, 2023).
5.1*	Opinion of WeirFoulds LLP.
23.1*	Consent of MNP LLP.
23.2*	Consent of WeirFoulds LP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).
99.1	Psyence Biomedical Ltd. 2023 First Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the SEC on June 5, 2026).
107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on the 25th day of August, 2026.

Psyence Biomedical Ltd.

By:	/s/ Jody Aufrichtig
Jody Aufrichtig
Chief Executive Officer and Chairman of the Board

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jody Aufrichtig and Warwick Corden-Lloyd, and each of them, as such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jody Aufrichtig	Chief Executive Officer and Chairman of the Board	August 25, 2026
Jody Aufrichtig	(Principal Executive Officer)

/s/ Warwick Corden-Lloyd	Chief Financial Officer and Director	August 25, 2026
Warwick Corden-Lloyd	(Principal Financial and Accounting Officer)

/s/ Marc Balkin	Director	August 25, 2026
Marc Balkin

/s/ Graham Patrick	Director	August 25, 2026
Graham Patrick

/s/ Sashank Pillay	Director	August 25, 2026
Sashank Pillay

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Psyence Biomedical Ltd. has signed this registration statement in the city of Newark, Delaware on the 25th day of August, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

II-4